                                                                     Exhibit 8.1

May 7, 2003

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
1115 30/th/ Street, N.W.
Washington, D.C.  20007

Ladies and Gentlemen:

     You have requested this firm's opinion regarding certain federal income tax consequences that will result from the conversion of NCRIC, A Mutual Holding Company, a District of Columbia mutual insurance holding company (the "Mutual Holding Company"), to the capital stock form of organization under the laws of the District of Columbia, pursuant to the integrated transactions described below.

     In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization (the "Plan") and the Registration Statement on Form S-1 filed by NCRIC Group, Inc., a Delaware corporation ("NCRIC Group Delaware") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended.

     Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder (the "Treasury Regulations"), and upon current published rulings of the Internal Revenue Service ("IRS") and existing court decisions, any of which are subject to change. Any such changes may be retroactive and may significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, may modify the conclusions contained herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.


     Our opinion is also predicated on the assumption that the membership interests of the members of the Mutual Holding Company are essentially equivalent to equity interests because the members have the right to vote on the conversion of the Mutual Holding Company to stock form in accordance with Sections 31-759 and 31-904 of the District of Columbia Code (2001) and because, in the case of the liquidation of a subsidiary of a mutual insurance holding company, the assets of the mutual insurance holding company shall be subject to the claims of the converted insurance company's policyholders under Section 31-755 of the District of Columbia Code (2001).


     We opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
May 7, 2003
Page 2

     For purposes of this opinion, we are relying on the representations as to certain factual matters provided to us by the Mutual Holding Company, NCRIC Holdings, Inc., a District of Columbia stock holding company ("Holdings"), and NCRIC Group, Inc., a District of Columbia corporation ("NCRIC Group") and NCRIC Group Delaware as set forth in the affidavits of the authorized officers of each of the aforementioned entities. Capitalized terms used herein, unless otherwise defined, shall have the same meaning as set forth in the Plan of Conversion and Reorganization of NCRIC Group (the "Plan of Conversion").

Description of Proposed Transactions

     Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. NCRIC Group was established in 1998 in connection with the reorganization of National Capital Reciprocal Insurance Company into the mutual holding company structure. The Mutual Holding Company owns all of the outstanding common stock of Holdings. Prior to July 29, 1999, all of the issued and outstanding shares of common stock of NCRIC Group were owned by Holdings. On July 29, 1999, NCRIC Group completed its initial public offering and issued 2,220,000 shares of common stock to Holdings and sold 1,480,000 shares to the public in a subscription and community offering at a purchase price of $7.00 per share. At the present time, the Mutual Holding Company, through its wholly-owned subsidiary, owns approximately 60% of the common stock of NCRIC Group and the public shareholders own approximately 40% of the common stock of NCRIC Group.

     Pursuant to the Plan of Conversion, the Mutual Holding Company and its subsidiaries will convert from the mutual holding company structure to a fully public corporation (the "Conversion"). As part of the Conversion, NCRIC Group will organize NCRIC Group Delaware as a new Delaware corporation and the successor to NCRIC Group, and will offer for sale in a subscription and community offering the majority ownership interest of NCRIC Group that is currently owned by Holdings. Upon the completion of the Conversion, the Mutual Holding Company, Holdings and NCRIC Group will cease to exist. As part of the Conversion, existing public stockholders of NCRIC Group will receive new shares of common stock in NCRIC Group Delaware in exchange for their existing shares of NCRIC Group, and the remaining shares of NCRIC Group Delaware, representing the common stock interest of Holdings in NCRIC Group, will be offered for sale to members of the Mutual Holding Company who are policyholders in NCRIC, Inc. as of January 28, 2003 ("Eligible Members") and the public. Upon completion of the Conversion, all of the outstanding common stock of NCRIC Group Delaware will be owned by employees, officers, directors, stock benefit plans and the public, and NCRIC Group Delaware will own 100% of the common stock of National Capital Reciprocal Insurance Company ("NCRIC, Inc.").

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
May 7, 2003
Page 3

     Pursuant to the Plan of Conversion, the following transactions, referred to herein as the "Mid-Tier Merger," the "Holding Company Merger" and the "MHC Merger," are being undertaken to effect the Conversion.

          (1) Holdings will merge with and into NCRIC Group with NCRIC Group as the resulting entity pursuant to the Agreement of Merger between Holdings and NCRIC Group (the "Mid-Tier Merger"). As a result of the Mid-Tier Merger, the Mutual Holding Company will receive the shares of NCRIC Group common stock owned by Holdings in exchange for shares of Holdings common stock, and the Holdings common stock will be cancelled.

          (2) Immediately following the Mid-Tier Merger, the Mutual Holding Company will convert to a stock company (which shall continue to be referred to herein as the "Mutual Holding Company") and will merge with and into NCRIC Group, with NCRIC Group as the surviving entity, pursuant to an Agreement of Merger between NCRIC Group and the Mutual Holding Company (the "MHC Merger"). The Mutual Holding Company Eligible Members will constructively exchange their membership interests in the Mutual Holding Company for stock of the converted Mutual Holding Company and then will exchange the Mutual Holding Company shares that they constructively receive for an interest in a liquidation account in NCRIC Group.

          (3) Immediately after the MHC Merger, NCRIC Group will merge with and into NCRIC Group Delaware which will be established initially as a subsidiary of NCRIC Group, with NCRIC Group Delaware as the surviving entity, pursuant to an Agreement of Merger between NCRIC Group and NCRIC Group Delaware (the "Holding Company Merger"). As a result of the Holding Company Merger, Minority Stockholders will exchange their shares of NCRIC Group for shares of NCRIC Group Delaware pursuant to the Exchange Ratio. Eligible Members who received an interest in the liquidation account in NCRIC Group will exchange their interest in the liquidation account in NCRIC Group for an interest in a Liquidation Account in NCRIC Group Delaware.

          (4) Immediately after the above mergers, NCRIC Group Delaware will offer Subscription Shares for sale in the Offering.

     As part of the Conversion, a Liquidation Account is being established by NCRIC Group Delaware for the benefit of Mutual Holding Company Eligible Members who continue to be

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
May 7, 2003
Page 3

policyholders of NCRIC, Inc. after the Conversion. Pursuant to the Plan of Conversion, the Liquidation Account will be equal to the product of (i) the percentage of the outstanding shares of the common stock of the NCRIC Group owned indirectly by the Mutual Holding Company (through its ownership interest in Holdings) immediately prior to the Mid-Tier Merger and MHC Merger, and (ii) NCRIC Group's consolidated stockholders' equity as reflected in the latest consolidated statement of financial condition of NCRIC Group contained in the final Prospectus utilized in the Conversion. Each Eligible Member will hold a related inchoate interest in the Liquidation Account balance, proportionate to the annualized premiums related to his/her policy with NCRIC, Inc. as of January 28, 2003, in relation to all annualized premiums of Eligible Members as of such date. The Liquidation Account will remain in effect for five years following the completion of the Conversion. At any time that a policyholder with an interest in the Liquidation Account ceases to be a policyholder of NCRIC, Inc., his/her interest in the Liquidation Account shall terminate and the Liquidation Account shall be proportionately reduced.

     In connection with the Holding Company Merger, all of the then outstanding shares of NCRIC Group common stock owned by Minority Stockholders will be converted into the right to receive shares of common stock of NCRIC Group Delaware pursuant to the Exchange Ratio that ensures that after the Conversion and before giving effect to their purchases in the Offering and receipt of cash in lieu of fractional shares, the Minority Stockholders of NCRIC Group will own the same percentage of NCRIC Group Delaware common stock as they previously owned of NCRIC Group.

     As a result of the Mid-Tier Merger, the MHC Merger and the Holding Company Merger, NCRIC Group Delaware will be a publicly held corporation, will register its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will become subject to the rules and regulations thereunder, and will file periodic reports and proxy statements with the SEC. NCRIC, Inc. and NCRIC MSO, Inc. will become wholly owned subsidiaries of NCRIC Group Delaware and will continue to carry on their business and activities as conducted immediately prior to the Conversion.

     The stockholders of NCRIC Group Delaware will be the former Minority Stockholders of NCRIC Group immediately prior to the Holding Company Merger, plus those persons who purchase shares of NCRIC Group Delaware common stock in the Offering. Nontransferable rights to subscribe for shares of NCRIC Group Delaware common stock have been granted, in order of priority, to (i) eligible members of the Mutual Holding Company, i.e., persons who are policyholders in NCRIC, Inc. as of January 28, 2003 (who constructively exchange their membership interests for a Liquidation Account in NCRIC Group Delaware), (ii) the employee

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
May 7, 2003
Page 5

benefit plans of NCRIC Group and NCRIC, Inc., and (iii) directors, officers, and employees of NCRIC Group and subsidiaries. NCRIC Group Delaware also will offer shares of its common stock not subscribed for in the subscription offering, if any, for sale in a community offering to members of the general public.

Opinions

     Based on the foregoing description of the Mid-Tier Merger, the MHC merger and the Holding Company Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

          1. The merger of Holdings with and into NCRIC Group in the Mid-Tier Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

          2. The conversion of the Mutual Holding Company to a stock company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code. This result will not be affected by the subsequent merger of the Mutual Holding Company, as a stock company, into NCRIC Group in the MHC Merger. Rev. Rul. 96-29, 1996-1 C.B. 50.

          3. The merger of the Mutual Holding Company with and into NCRIC Group in the MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.


          4. The merger of NCRIC Group with and into NCRIC Group Delaware in the Holding Company Merger is intended to qualify as a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code. The Holding Company Merger will not fail to qualify as a reorganization under Section 368(a)(1)(F) if dissenters owning fewer than 1 percent of the outstanding shares of NCRIC Group fail to participate in the transaction. Rev. Rul. 66-284, 1966-2 C.B. 115. In the alternative, if more than 1 percent of the Minority Stockholders dissent to the transaction, the Holding Company Merger will qualify as a tax-free reorganization within the meaning of
               Section 368(a)(1)(A) or 368(a)(1)(D) of the Code.

          5. None of Holdings, NCRIC Group, the Mutual Holding Company (in mutual or stock form) or NCRIC Group Delaware will recognize gain or loss as a result of the Mid-Tier Merger, the MHC Merger or the Holding Company Merger. Sections 361, 357, 357(c) and 1032(a) of the Code.

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
May 7, 2003
Page 6

          6. The exchange of the Mutual Holding Company members' equity interests in the Mutual Holding Company for interests in a Liquidation Account established at NCRIC Group followed by the exchange of that interest for a Liquidation Account established at NCRIC Group Delaware will satisfy the continuity of interest requirement of ss. 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2
               C.B. 54).

          7. The former members of the Mutual Holding Company who constructively exchange their membership interests in the converted company (formerly the Mutual Holding Company) for stock of such company and then constructively exchange such stock for a liquidation account in NCRIC Group followed by an exchange of that interest for a Liquidation Account in NCRIC Group Delaware, will not recognize gain or loss on the exchanges. Section 354(a) of the Code.

          8. The Minority Stockholders who exchange their common stock in NCRIC Group for common stock in NCRIC Group Delaware pursuant to the Exchange Ratio will not recognize gain or loss on the exchange. Section 354(a) of the Code.


          9. There are no Federal tax consequences to NCRIC Group Delaware on its granting of subscription rights to certain former members of the Mutual Holding Company (i.e., policyholders of NCRIC, Inc. as of January 28, 2003), employee benefit plans, officers, employees and directors of NCRIC Group. NCRIC Group Delaware will not recognize gain or loss on the lapse of any subscription rights.
               Section 1032 of the Code.

          10. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase common stock is zero. Accordingly, no gain or loss will be recognized by members upon distribution to them of nontransferable subscription rights to purchase shares of NCRIC Group Delaware common stock, provided that the amount to be paid for NCRIC Group Delaware common stock is equal to the then fair market value of the NCRIC Group Delaware common stock at the time of exercise of the subscription rights. Section 356(a) of the Code. Persons who exercise subscription rights will not realize any taxable income as the result of the exercise by them of the nontransferable subscription rights. Rev. Rul. 56-572, 1956-2 C.B. 182.


          11. The basis of each policyholder's interests in the Liquidation Account in NCRIC Group Delaware received by such person in exchange for such person's membership interests in the Mutual Holding Company will be zero, that being the cost of such property. (Rev. Rul. 71-233, 1971-1 C.B. 113). The basis of the

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
May 7, 2003
Page 7


               nontransferable subscription rights will be zero, provided that such subscription rights are not deemed to have a fair market value and that the subscription price paid for the NCRIC Group Delaware common stock issued upon the exercise of such rights is equal to the fair market value of such stock.

          12. It is more likely than not that the basis of the NCRIC Group Delaware common stock purchased in the offering will be its purchase price. The holding period of the NCRIC Group Delaware common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised. Section 1223(6) of the Code.


          13. Each existing stockholder's aggregate basis in new shares of NCRIC Group Delaware common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of NCRIC Group common stock surrendered in exchange therefor. Section 358(a)(1) of the Code.

          14. Each stockholder's holding period in his or her NCRIC Group Delaware common stock received in the exchange will include the period during which NCRIC Group common stock surrendered was held, provided that the NCRIC Group common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange. Section 1223(1) of the Code.

          15. The payment of cash in lieu of fractional shares of NCRIC Group Delaware will be treated as though the fractional shares were distributed as part of the Holding Company Merger and then redeemed by NCRIC Group Delaware. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B.
               574.

          16. No gain or loss will be recognized by NCRIC Group Delaware on the receipt of cash or property in exchange for NCRIC Group Delaware common stock sold in the Offering. Section 1032 of the Code.

     Our opinion under 10 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions 10, 12 and 13 are based on the assumption that nontransferable subscription rights to be received by eligible members and NCRIC Group's directors, officers and employees do not

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
NCRIC Group, Inc., a Delaware Corporation
May 7, 2003
Page 8

have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, we note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by the general public. We also understand that you have received a letter from RP Financial, LC, concluding that the subscription rights do not have any value. We also note that the Internal Revenue Service has not in the past concluded that the subscription rights have value. Based on the foregoing, we believe that it is more likely than not that the nontransferable subscription rights to purchase common stock have no value. However, the issue of whether or not the subscription rights have value is based on all the facts and circumstances. If the nontransferable subscription rights are subsequently found to have an ascertainable value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and NCRIC Group could recognize gain on the distribution of the nontransferable subscription rights. Unlike private rulings, an opinion of Luse Gorman Pomerenk & Schick, P.C., is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.

     If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and may be taxable on the distribution of the subscription rights.

                                     CONSENT

     We hereby consent to the filing of the opinion as an exhibit to NCRIC Group Delaware's Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Registration Statement on Form S-1 under the captions "The Conversion-Tax Aspects" and "Legal Matters."

                                     Very truly yours,

                                     LUSE GORMAN POMERENK & SCHICK,
                                     A PROFESSIONAL CORPORATION


                                     By: /s/ Luse Gorman Pomerenk & Schick, P.C.
                                         ---------------------------------------